Exhibit 99.1

Thursday, October 17, 2024
FOR IMMEDIATE RELEASE

WaFd Inc. Announces Fourth Quarter and Fiscal 2024 Results

2024 Highlights
•Net Income was $200 million or $2.50 per diluted share for fiscal 2024 compared to $257 million or $3.72 per diluted share for 2023.
•The year included the acquisition of California-based Luther Burbank Corporation which added $7.7 billion in assets and resulted in acquisition-related expenses of $26 million.
•The Company completed the sales of $2.8 billion in multifamily loans and $0.4 billion in single family loans obtained in the acquisition.
•Loans receivable increased $3.4 billion, or 19.7%, during 2024.
•Deposits increased $5.3 billion or 33.0% during 2024.
•During the year, the Company repurchased 1,070,207 shares of common stock at a weighted average price of $25.29.
•On September 6, 2024, the Company paid a cash dividend of $0.26 per share. This was the 166th consecutive quarterly dividend paid. A total of $1.03 was paid as cash dividends during the year.

SEATTLE, WASHINGTON – WaFd, Inc. (Nasdaq: WAFD) (the "Company"), parent company of Washington Federal Bank ("WaFd Bank" or the "Bank"), today announced annual earnings of $200,041,000 for the fiscal year ended September 30, 2024, including the effects of the acquisition of California-based Luther Burbank Corporation ("LBC"). After the effect of dividends on preferred stock, net income available for common shareholders was $2.50 per share for the year. These results reflect acquisition related costs of $26,319,000 incurred in fiscal 2024. Adjusted for these expenses and non-operating items, earnings per share for the year was $3.02. For a reconciliation, see the Non-GAAP Financial Measures section below.
The following table provides the Company's financial scorecard for the last five quarters:

	As of
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
BALANCE SHEET	(In thousands, except share and ratio data)
Cash	$2,381,102	$2,492,504	$1,505,771	$1,144,774	$980,649
Loans receivable, net	20,916,354	20,873,919	20,795,259	17,584,622	17,476,550
Allowance for credit losses ("ACL")	225,253	225,324	225,077	201,820	201,707
Loans held for sale	—	468,527	2,993,658	—	—
Available-for-sale securities, at fair value	2,572,709	2,428,768	2,438,114	2,018,445	1,995,097
Held-to-maturity securities, at amortized cost	436,972	447,638	457,882	415,079	423,586
Total Investments	3,009,681	2,876,406	2,895,996	2,433,524	2,418,683
Total assets	28,060,330	28,580,800	30,140,288	22,640,122	22,474,675
Transaction deposits	11,817,185	11,929,005	12,338,862	10,658,064	10,765,313
Time deposits	9,556,785	9,255,760	9,000,911	5,380,723	5,305,016
Total deposits	21,373,970	21,184,765	21,339,773	16,038,787	16,070,329
Borrowings	3,318,307	4,079,360	5,489,501	3,875,000	3,650,000
Total shareholders' equity	3,000,300	2,958,339	2,921,906	2,452,004	2,426,426
Loans to customer deposits[2]	97.86%	98.53%	97.45%	109.64%	108.75%

PROFITABILITY
Net income	$61,140	$64,560	$15,888	$58,453	$50,208
Net income to common shareholders	57,484	60,904	12,232	54,797	46,552
Earnings per common share	0.71	0.75	0.17	0.85	0.72
Return on tangible common equity[1]	10.24%	11.10%	2.47%	11.93%	10.22%
Return on tangible assets[1]	0.89%	0.88%	0.26%	1.06%	0.92%
Net interest margin	2.62%	2.56%	2.73%	2.91%	3.13%
Efficiency ratio	57.21%	56.61%	77.74%	58.02%	51.78%

FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$33.25	$32.76	$32.21	$33.49	$32.85
Tangible common shareholders' equity per share[1]	27.73	27.18	26.64	28.65	28.05
Shareholders' equity to total assets	10.69%	10.35%	9.69%	10.83%	10.80%
Tangible shareholders' equity to tangible assets[1]	9.24%	8.91%	8.31%	9.59%	9.55%
Common shares outstanding	81,220,269	81,157,173	81,405,391	64,254,700	64,736,916
Preferred shares outstanding	300,000	300,000	300,000	300,000	300,000

CREDIT QUALITY[2]
ACL to gross loans	1.01%	1.00%	1.00%	1.04%	1.03%
Non-accrual loans to net loans	0.33%	0.29%	0.29%	0.26%	0.29%
Delinquencies to net loans	0.25%	0.22%	0.36%	0.33%	0.36%
Non-performing assets to total assets	0.28%	0.24%	0.23%	0.24%	0.26%
Criticized loans to net loans	2.41%	3.01%	2.59%	2.27%	2.33%
Substandard loans to net loans	2.04%	1.84%	1.48%	1.74%	1.75%

[1]Metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures.
[2]Metrics include only loans held for investment. Loans held for sale are not included.

President and CEO Brent Beardall commented, "Considering what was one of the more challenging macro environments in my twenty-three years at the Bank, our fiscal year 2024 was an excellent year with after tax earnings just north of $200 million. We took material steps to position the balance sheet for the Fed’s much anticipated move to reduce interest rates. As we start fiscal 2025, we have over 19% of our total balance sheet in cash and investments, borrowing capacity of more than $6 billion and problem loans totaling just 0.28% of assets. Optionality is a beautiful thing when the future is uncertain and we believe we are moving forward with a capacity to be relevant and a nimbleness to adapt. WaFd sees significant opportunity for growth in all of our nine western states, where we believe economic growth will outpace overall US growth. Perhaps our biggest concern is the potential for unexpected events. Over the years, we have seen it’s the surprise of what was not modeled, what was not thought likely, that takes down strong financial institutions. This knowledge keeps us humble and operating with a meaningful surplus of capital and liquidity."
As a result of the LBC acquisition on February 29, 2024, the Company's results as of September 30, 2024 reflect seven months of the newly combined entity. Given this, the Company's financial results are not directly comparable to the results of the prior periods. Total assets were $28.1 billion as of September 30, 2024, an increase of 24.9% from $22.5 billion at September 30, 2023. Net loans held for investment increased by $3.4 billion, or 19.7%, from September 30, 2023 to September 30, 2024 reflecting the addition of LBC loans. The Company acquired $6.2 billion in loans in the transaction but sold $2.8 billion in acquired multifamily loans in the June 2024 quarter and $0.4 billion in acquired single family loans in September 2024. Cash and cash equivalents as of September 30, 2024 increased by $1.4 billion, or 142.8%, since September 30, 2023 as a result of the LBC acquisition, and the completion of the LBC loan sales offset by the pay-down of borrowings and debt. Investment securities increased by $591.0 million compared to September 30, 2023 due to the addition of $529.2 million in securities obtained in the acquisition combined with normal activity during the year.
Customer deposits totaled $21.4 billion as of September 30, 2024, an increase of 33.0% since September 30, 2023. Transaction accounts increased by $1.1 billion or 9.8% during the fiscal year 2024, while time deposits increased $4.3 billion, or 80.1%, as 66% of the LBC deposits were time deposits. As a result of this product mix, the Company's transaction accounts as a percentage of total customer deposits decreased to 55.3% compared to 67% at September 30, 2023. Core deposits, defined as all transaction accounts and time deposits less than $250,000, totaled 75.1% of deposits at September 30, 2024. Deposits that are uninsured or not collateralized were 24.0% as of September 30, 2024, a decrease from 25.7% as of September 30, 2023.
Borrowings totaled $3.3 billion as of September 30, 2024, a net decrease of $0.4 billion or 10.5% since September 30, 2023. The Company utilized proceeds from the LBC loan sales to pay off $2.2 billion of borrowings which matured since the acquisition. The acquisition added $1.4 billion in borrowings in addition to net borrowing activity of $400 million during the year. The weighted average effective interest rate as of September 30, 2024, was 3.93% versus 3.98% at September 30, 2023. As of September 30, 2024, $2.3 billion of the $3.3 billion in outstanding borrowings have effective maturities less than one year.
Loan originations totaled $3.6 billion for fiscal year 2024 compared to $4.7 billion in fiscal year 2023. Offsetting the loan origination volume in each of these years were loan repayments of $4.3 billion and $4.4 billion, respectively. The

Bank has intentionally slowed new loan production to temper loan growth. Commercial loans represented 73% of all loan originations during fiscal 2024 with consumer loans accounting for the remaining 27%. Commercial loans are viewed by the Bank as preferable as they generally have floating interest rates and shorter durations. The weighted average period end interest rate on the loan portfolio was 5.26% as of September 30, 2024, an increase from 5.22% at September 30, 2023.
Credit quality continues to be monitored closely in light of the shifting economic and monetary environment. As of September 30, 2024, non-performing assets were $77 million, or 0.3% of total assets, compared to 0.3% as of September 30, 2023. The percentage of non-accrual loans to total loans at September 30, 2024 remained largely unchanged from September 30, 2023 at 0.3%. Delinquent loans as a percentage of total loans decreased to 0.3% from 0.4% during the year.
The allowance for credit losses including the reserve for unfunded commitments totaled $225 million as of September 30, 2024, and was 1.01% of gross loans as compared to $202 million or 1.03% of gross loans as of September 30, 2023. Net charge-offs were $1.4 million for fiscal year 2024 compared to net charge-offs of $45.1 million in fiscal 2023. The increase in the ACL reflects the $16.0 million provision recorded on LBC loans held for investment that are not credit deteriorated and the $7.4 million estimated lifetime credit losses for those that are considered purchased credit deteriorated ("PCD").
Net interest income was $660.8 million for fiscal 2024, a decrease of $29.4 million or 4.3% from the prior year. The net interest margin for the year was 2.69% compared to 3.40% the prior year. This decrease was the result of the combination of greater growth in interest-bearing liabilities balances than in interest-paying assets and a larger increase in the rate paid on those liabilities compared to the rates earned on interest-earning assets. Average interest-bearing liabilities grew by 27.2% while average interest-earning assets grew by 20.8%. Rates on interest-bearing liabilities increased by 128 basis points outpacing the 46 basis point increase in the average rate on interest-earning assets.
Total non-interest income was $60.7 million for fiscal year 2024, an increase of $8.5 million or 16.3% from $52.2 million in the prior year. The increase in other income is primarily due to increased income from the Company's subsidiary, WAFD Insurance Group, and a decrease in unrealized losses recorded for certain equity method investments in fiscal 2024 compared to prior year.
Total non-interest expense was $448.3 million for fiscal 2024, an increase of $72.2 million or 19.2% from the prior year. Compensation and benefits costs increased $37.6 million or 19.14% year-over-year primarily due to acquisition related retention, severance and change-in-control expenses combined with a larger post-acquisition workforce. FDIC premiums increased $8.8 million compared to the same period last year as a result of both the FDIC's special assessment and the Company's increased size post-acquisition. Information technology costs increased by $3.9 million due to increased telephone and data lines combined with lingering conversion costs and termination fees on LBC software. Other expense increased by $18.4 million and included acquisition related expenses of $8.9 million, a $2 million charitable donation and $6.6 million in amortization expense related to the Core Deposit Intangible Asset created in the acquisition.

The Company recorded a provision for credit losses of $17.5 million in the year ended September 30, 2024, compared to a provision for credit losses of $41.5 million in 2023. The provision for loan losses included the initial provision recorded on LBC loans, as well as other qualitative considerations such as prolonged and intensified borrower sensitivity to high interest rates and operating costs due to inflationary pressures.
For the year ended September 30, 2024, the Company recorded federal and state income tax expense of $56.0 million, which equates to a 21.88% effective tax rate. This compares to an effective tax rate of 20.81% for fiscal year 2023. Although the Company's effective tax rate may vary from the statutory rate mainly due to state taxes, tax-exempt income and tax-credit investments, some of the change in the current year resulted specifically from the LBC acquisition and consideration of California State and Local taxes.
WaFd Bank is headquartered in Seattle, Washington and has 210 branches in nine western states. To find out more, please visit our website www.wafdbank.com. The Company uses its website to distribute financial and other material information about the Company.

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	September 30, 2024	September 30, 2023
	(In thousands, except share and ratio data)
ASSETS
Cash and cash equivalents	$2,381,102	$980,649
Available-for-sale securities, at fair value	2,572,709	1,995,097
Held-to-maturity securities, at amortized cost	436,972	423,586
Loans receivable, net of allowance for loan losses of $203,753 and $177,207	20,916,354	17,476,550
Interest receivable	102,827	87,003
Premises and equipment, net	247,901	237,011
Real estate owned	4,567	4,149
FHLB stock	95,617	126,820
Bank owned life insurance	267,633	242,919
Intangible assets, including goodwill of $411,360 and $304,750	448,425	310,619
Federal and state income tax assets, net	119,248	8,479
Other assets	466,975	581,793
	$28,060,330	$22,474,675
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Transaction deposits	$11,817,185	$10,765,313
Time deposits	9,556,785	5,305,016
Total customer deposits	21,373,970	16,070,329
Borrowings	3,267,589	3,650,000
Junior subordinated deferrable debentures	50,718	—
Advance payments by borrowers for taxes and insurance	61,330	52,550
Accrued expenses and other liabilities	306,423	275,370
	25,060,030	20,048,249
Stockholders’ equity
Preferred stock, $1.00 par value, 5,000,000 shares authorized; 300,000 and 300,000 shares issued; 300,000 and 300,000 shares outstanding	300,000	300,000
Common stock, $1.00 par value, 300,000,000 shares authorized; 154,007,429 and 136,466,579 shares issued; 81,220,269 and 64,736,916 shares outstanding	154,007	136,467
Additional paid-in capital	2,150,675	1,687,634
Accumulated other comprehensive (loss) income, net of taxes	55,851	46,921
Treasury stock, at cost; 72,787,160 and 71,729,663 shares	(1,639,131)	(1,612,345)
Retained earnings	1,978,898	1,867,749
	3,000,300	2,426,426
	$28,060,330	$22,474,675
CONSOLIDATED FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$33.25	$32.85
Shareholders' equity to total assets	10.69%	10.80%

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$308,598	$240,998	$1,165,849	$900,068
Mortgage-backed securities	18,088	11,695	59,782	43,184
Investment securities and cash equivalents	47,411	29,017	146,079	99,703
	374,097	281,710	1,371,710	1,042,955
INTEREST EXPENSE
Customer accounts	165,240	83,402	532,434	237,233
Borrowings, senior debt and junior subordinated debentures	36,045	34,611	178,444	115,488
	201,285	118,013	710,878	352,721
Net interest income	172,812	163,697	660,832	690,234
Provision for credit losses	—	26,500	17,500	41,500
Net interest income after provision	172,812	137,197	643,332	648,734
NON-INTEREST INCOME
Gain (loss) on sale of investment securities	91	33	342	33
Gain (loss) on termination of hedging derivatives	72	33	241	(867)
Loan fee income	757	731	2,745	3,885
Deposit fee income	7,047	6,849	27,507	26,050
Other income	7,911	6,688	29,857	23,100
Total non-interest income	15,878	14,334	60,692	52,201
NON-INTEREST EXPENSE
Compensation and benefits	53,983	45,564	234,148	196,534
Occupancy	10,843	10,115	42,036	41,579
FDIC insurance premiums	6,800	7,000	28,870	20,025
Product delivery	6,306	5,819	23,986	20,973
Information technology	14,129	12,672	53,306	49,447
Other expense	15,880	11,007	65,926	47,477
Total non-interest expense	107,941	92,177	448,272	376,035
Gain (loss) on real estate owned, net	(83)	(235)	304	176
Income before income taxes	80,666	59,119	256,056	325,076
Income tax provision	19,526	8,911	56,015	67,650
Net income	61,140	50,208	200,041	257,426
Dividends on preferred stock	3,656	3,656	14,625	14,625
Net income available to common shareholders	$57,484	$46,552	$185,416	$242,801
PER SHARE DATA
Basic earnings per common share	$0.71	$0.72	$2.50	$3.72
Diluted earnings per common share	0.71	0.72	2.50	3.72
Cash dividends per common share	0.26	0.25	1.03	0.99
Basic weighted average shares outstanding	81,208,683	64,729,006	74,244,323	65,192,510
Diluted weighted average shares outstanding	81,353,644	64,736,864	74,290,568	65,255,283
PERFORMANCE RATIOS
Return on average assets	0.87%	0.90%	0.76%	1.18%
Return on average common equity	8.53	8.73	7.55	11.69
Net interest margin	2.62	3.13	2.69	3.40
Efficiency ratio	57.21	51.78	62.13	50.65

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$308,598	$337,118	$274,341	$245,792	$240,998
Mortgage-backed securities	18,088	17,523	12,905	11,266	11,695
Investment securities and cash equivalents	47,411	37,300	31,580	29,788	29,017
	374,097	391,941	318,826	286,846	281,710
INTEREST EXPENSE
Customer accounts	165,240	154,359	116,164	96,671	83,402
Borrowings, senior debt and jr. subordinated debentures	36,045	60,396	44,065	37,938	34,611
	201,285	214,755	160,229	134,609	118,013
Net interest income	172,812	177,186	158,597	152,237	163,697
Provision for credit losses	—	1,500	16,000	—	26,500
Net interest income after provision	172,812	175,686	142,597	152,237	137,197
NON-INTEREST INCOME
Gain (loss) on sale of investment securities	91	80	90	81	33
Gain (loss) on termination of hedging derivatives	72	54	6	109	33
Loan fee income	757	594	550	844	731
Deposit fee income	7,047	6,960	6,698	6,802	6,849
Other income	7,911	9,567	6,048	6,331	6,688
Total non-interest income	15,878	17,255	13,392	14,167	14,334
NON-INTEREST EXPENSE
Compensation and benefits	53,983	57,169	73,155	49,841	45,564
Occupancy	10,843	10,904	10,918	9,371	10,115
FDIC insurance premiums	6,800	7,600	7,900	6,570	7,000
Product delivery	6,306	6,090	5,581	6,009	5,819
Information technology	14,129	13,428	12,883	12,866	12,672
Other expense	15,880	14,888	23,275	11,883	11,007
Total non-interest expense	107,941	110,079	133,712	96,540	92,177
Gain (loss) on real estate owned, net	(83)	(124)	(1,315)	1,826	(235)
Income before income taxes	80,666	82,738	20,962	71,690	59,119
Income tax provision	19,526	18,178	5,074	13,237	8,911
Net income	61,140	64,560	15,888	58,453	50,208
Dividends on preferred stock	3,656	3,656	3,656	3,656	3,656
Net income available to common shareholders	$57,484	$60,904	$12,232	$54,797	$46,552
PER SHARE DATA
Basic earnings per common share	$0.71	$0.75	$0.17	$0.85	$0.72
Diluted earnings per common share	0.71	0.75	0.17	0.85	0.72
Cash dividends per common share	0.26	0.26	0.26	0.25	0.25
Basic weighted average shares outstanding	81,208,683	81,374,811	70,129,072	64,297,499	64,729,006
Diluted weighted average shares outstanding	81,353,644	81,393,708	70,164,558	64,312,110	64,736,864
PERFORMANCE RATIOS
Return on average assets	0.87%	0.87%	0.26%	1.04%	0.90%
Return on average common equity	8.53	9.20	2.09	10.21	8.73
Net interest margin	2.62	2.56	2.73	2.91	3.13
Efficiency ratio	57.21	56.61	77.74	58.02	51.78

Non-GAAP Financial Measures and Management Projections
The Company has presented certain non-GAAP measures within this document to remove the effect of certain income and expenses to provide investors with information useful in understanding our financial performance. The Company considers these items to be non-operating in nature as they are items that Management does not consider indicative of the Company's on-going financial performance. We believe that the tables presented reflect our on-going performance in the periods presented and, accordingly, are useful to consider in addition to our GAAP financial results. These measures should not be considered a substitution for GAAP basis disclosures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way they are calculated herein. Because of this, our non-GAAP financial measures may not be comparable to similar measures used by others. We caution investors not to place undue reliance on such measures. See the following unaudited tables for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Tangible Measures	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(Unaudited - In thousands, except for ratio data)
Shareholders equity - GAAP	$3,000,300	$2,958,339	$2,921,906	$2,452,004	$2,426,426
Less intangible assets - GAAP	448,425	452,255	453,539	311,103	310,619
Tangible shareholders' equity	$2,551,875	$2,506,084	$2,468,367	$2,140,901	$2,115,807
Less preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Tangible common shareholders' equity	$2,251,875	$2,206,084	$2,168,367	$1,840,901	$1,815,807

Total assets - GAAP	$28,060,330	$28,580,800	$30,140,288	$22,640,122	$22,474,675
Less intangible assets - GAAP	448,425	452,255	453,539	311,103	310,619
Tangible assets	$27,611,905	$28,128,545	$29,686,749	$22,329,019	$22,164,056

Tangible Metrics
Common shares outstanding - GAAP	81,220,269	81,157,173	81,405,391	64,254,700	64,736,916
Tangible common equity per share	$27.73	$27.18	$26.64	$28.65	$28.05
Tangible equity to tangible assets	9.24%	8.91%	8.31%	9.59%	9.55%

	Quarter Ended
Average Tangible Measures	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(Unaudited - In thousands, except for ratio data)
Average shareholders equity - GAAP	$2,996,093	$2,947,056	$2,638,483	$2,447,580	$2,431,846
Less average preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Less average intangible assets - GAAP	451,204	453,142	360,251	311,022	310,200
Average tangible common equity	$2,244,889	$2,193,914	$1,978,232	$1,836,558	$1,821,646

Average Assets - GAAP	$28,000,482	$29,703,337	$24,907,376	$22,381,459	$22,233,741
Less average intangible assets - GAAP	451,204	453,142	360,251	311,022	310,200
Average tangible assets	$27,549,278	$29,250,195	$24,547,125	$22,070,437	$21,923,541

Average Tangible Metrics
Net income - GAAP	61,140	64,560	15,888	58,453	50,208
Net income available to common shareholders - GAAP	57,484	60,904	12,232	54,797	46,552
Return on tangible common equity	10.24%	11.10%	2.47%	11.93%	10.22%
Return on tangible assets	0.89%	0.88%	0.26%	1.06%	0.92%

Net Income Adjusted for Acquisition Expenses and Other Non-Operating Items	Year Ended September 30, 2024	Year Ended September 30, 2023
	(Unaudited - In thousands, except for ratio data)
Non-interest income adjustments
Distribution received on LBC equity method investment	$(874)	$—
(Gain)Loss on WaFd Bank equity method investment	1,244	3,385
Total non-interest income adjustments	$370	$3,385

Non-interest expense adjustments
Acquisition-related expenses	$26,319	$3,016
Select non-operating expenses:
FDIC Special Assessment	2,084	—
Legal and Compliance Accruals	2,818	—
Charitable Donation	2,000	—
	6,902	—
Total non-interest expense adjustments	$33,221	$3,016

Net Income - GAAP	$200,041	$257,426
Preliminary ACL provision on LBC loans	16,000	—
Non-interest income adjustments	370	3,385
Non-interest expense adjustments	33,221	3,016
REO adjustments	304	176
Income tax adjustment	(10,915)	(1,369)
Net Income - non-GAAP	$239,021	$262,634

Dividend on preferred stock	$14,625	$14,625

Net Income available to common shareholders - non-GAAP	$224,396	$248,009

Basic weighted average number of shares outstanding - GAAP	74,244,323	65,192,510
Diluted weighted average number of shares outstanding - GAAP	74,290,568	65,255,283

Basic EPS - non-GAAP	3.02	3.80
Diluted EPS - non-GAAP	3.02	3.80

Important Cautionary Statements
The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
This press release contains statements about the Company’s future that are not statements of historical or current fact. These statements are “forward-looking statements” for purposes of applicable securities laws and are based on current information and/or management's good faith belief as to future events. Words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “forecasts,” “may,” “potential,” “projects,” and other similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to help identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes any such statements are based on reasonable assumptions, forward-looking statements should not be read as a guarantee of future performance, and you are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement.
By their nature, forward-looking statements involve inherent risk and uncertainties including the following risks and uncertainties, and those risks and uncertainties more fully discussed under “Risk Factors” in the Company’s September 30, 2023 10-K, and Quarterly Reports on Form 10-Q which could cause actual performance to differ materially from that anticipated by any forward-looking statements. Forward-looking statements relating to our financial condition or operations are subject to risks and uncertainties related to (i) fluctuations in interest rate risk and market interest rates, including the effect on our net interest income and net interest margin; (ii) current and future economic conditions, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, a potential recession, the monetary policies of the Federal Reserve, and slowdowns in economic growth; (iii) risks related to the integration of the operations of Luther Burbank Corporation; (iv) financial stress on borrowers (consumers and businesses) as a result of higher interest rates or an uncertain economic environment; (v) changes in deposit flows or loan demands; (vi) the impact of bank failures or adverse developments at other banks and related negative press about regional banks and the banking industry in general; (vii) the effects of natural or man-made disasters, calamities, or conflicts, including terrorist events and pandemics (such as the COVID-19 pandemic) and the resulting governmental and societal responses; (viii) global economic trends, including developments related to Ukraine and Russia, and the evolving conflict in the Middle East, and related negative financial impacts on our borrowers; (ix) litigation risks resulting in significant expenses, losses and reputational damage; (x) our ability to identify and address cyber-security risks, including security breaches, “denial of service attacks,” “hacking” and identity theft; and (xi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.
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Contact:

WaFd, Inc.
425 Pike Street, Seattle, WA 98101
Brad Goode, SVP, Chief Marketing Officer
206-626-8178
brad.goode@wafd.com